CUSIP No. 476153101                                              SCHEDULE 13D

                                                        EXHIBIT 1




                            AGREEMENT OF JOINT FILING


         The undersigned hereby agree, pursuant to Rule 13d-1(f)(1)(iii), that a joint Schedule 13D be filed on behalf of each of the undersigned, in respect of transactions in the Common Stock of Jennifer Convertibles, Inc. involving each of the undersigned.



         Date:    December 16, 1998


                                            /s/Hans J. Klaussner
                                            ---------------------
                                            Hans J. Klaussner


                                            KLAUSSNER CORPORATION


                                         By:  /s/ Robert C. Shaffner
                                              ----------------------
                                             Robert C. Shaffner, Vice President


                                            KLAUSSNER ENTERPRISES, INC.


                                         By:  /s/ Robert C. Shaffner
                                             ------------------------
                                             Robert C. Shaffner, Vice President


                                            KLAUSSNER FURNITURE INDUSTRIES, INC.


                                         By:  /s/ Robert C. Shaffner
                                              -----------------------
                                             Robert C. Shaffner,
                                                 Senior Vice President
                                                  and Chief Financial Officer


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